SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 28, 2000



                         Commission File Number: 0-18942

                           ILM II SENIOR LIVING, INC.
                           --------------------------
             (Exact name of registrant as specified in its charter)


        Virginia                                               06-1293758
------------------------                                ------------------------
 (State of organization)                                    (I.R.S. Employer
                                                          Identification No.)


1750 Tysons Boulevard, Suite 1200
Tysons Corner, Virginia                                           22102
---------------------------------------                 ------------------------
(Address of principal executive office)                        (Zip Code)


                                 (888) 257-3550
                                 --------------
             (Registrant's telephone number, including area code)

                               (Page 1 of 5 pages)

                         Exhibit Index Appears on Page 5

ITEM 5.  OTHER EVENTS

      ILM II Senior Living, Inc. (the "Company") has extended until March 31, 2001 the outside termination date of its previously announced pending merger (the "Merger") with Capital Senior Living Corporation ("Capital"), as contemplated by the Amended and Restated Agreement and Plan of Merger dated October 19, 1999, as amended on April 18, 2000, by and among the Company, Capital and Capital's wholly owned acquisition subsidiary (the "Merger Agreement"), and that it has entered into with Capital a technical amendment (the "Amendment") to the Merger Agreement providing, among other things, that subject to the Company's Board of Directors' fiduciary duties to shareholders, Capital will have until March 31, 2001 to obtain definitive financing sufficient for Capital to complete its agreed upon Merger previously approved by the Company's shareholders at a special meeting held on June 22, 2000.

      The Merger was scheduled to be consummated on or prior to September 30, 2000 but has not been consummated to date. Capital had not obtained sufficient financing to complete the Merger by September 30, 2000.

      In connection with the Amendment, Capital agreed, after March 31, 2001 to a termination of all of its rights of first and last offer it may have with respect to the sale by the Company to a third party of its common stock, its ownership interest in ILM II Holding, Inc. and/or the sale of the Company's senior living properties and assets, and to reduce from $1,858,200 to $1,000,000 the amount of certain termination fees payable by the Company to Capital under certain limited circumstances. All other terms of the Merger Agreement remain in effect.

      The Merger Agreement provides for consideration of $13.04 per share of outstanding common stock of the Company. In view of the previously announced sale to Capital of the Company's interest in its Santa Barbara, California senior living facility, the Company's Board of Directors intends to distribute on December 15, 2000, the proceeds of such sale on a pro rata basis in the form of a return of invested capital, to shareholders of record as of November 1, 2000. The aggregate cash distribution will be approximately $9,800,000 representing the gross proceeds from sale, less certain built-in gains taxes, and is equivalent to the payment of approximately $1.89 per share of the $13.04 per share of merger consideration. The remaining approximate $11.15 per share would be payable by Capital to the Company's shareholders upon completion of the Merger in accordance with the merger agreement.

      There can be no assurance that Capital will be able to obtain the requisite financing to complete the Merger or, even if obtained, that the Merger otherwise will be consummated.

      Additionally, although the Company has not yet declared a dividend, the Company's Board of Directors has reevaluated its dividend policy and intends to resume paying quarterly cash dividends to holders of its common stock beginning in January 2001.

                               (Page 2 of 5 pages)

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Not Applicable.

         (b)      Not Applicable.

         (c) The following Exhibits are filed as part of this Current Report on Form 8-K:

                  10.1 Second Amendment to Amended and Restated Agreement and Plan of Merger dated November 28, 2000.

                  10.2     First Amendment to Agreement dated November 28, 2000.

                  99.1 Press Release of ILM II Senior Living, Inc. dated December 1, 2000.

                               (Page 3 of 5 pages)

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ILM II SENIOR LIVING, INC.

                                    By: /s/ J. William Sharman, Jr.
                                        -----------------------------
                                        J. William Sharman, Jr.
                                        Chairman of the Board of Directors,
                                        President and Chief Executive Officer

Dated:  December 1, 2000

                               (Page 4 of 5 pages)

                                  EXHIBIT INDEX

                                                                   Page No.

10.1  Second Amendment to Amended and Restated
      Agreement and Plan of Merger dated November 28, 2000.             6

10.2  First Amendment to Agreement dated November 28, 2000.             9

99.1  Press Release of ILM II Senior Living, Inc.
      dated December 1, 2000.                                         11


                               (Page 5 of 5 pages)